Exhibit 5.2

700 K Street, N.W. Washington, D.C. 20001 TEL +1 202.639.7700 FAX +1 202.639.7890 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO Singapore WASHINGTON

September 11, 2023

KNOT Offshore Partners LP

2 Queen’s Cross

Aberdeen, AB15 4YB

United Kingdom

Re:	Registration Statement on Form F-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for KNOT Offshore Partners LP, a Marshall Islands limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form F-3 (such registration statement, as amended and supplemented from time to time, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and to which this opinion is to be filed as an exhibit. The Registration Statement relates to the registration of the sale from time to time, pursuant to Rule 415 under the Securities Act, of (a) the Partnership’s senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), (b) common units and other units, each representing limited partner interests in the Partnership (the “Units”) that may be issued and sold by the Partnership or, in the case of common units, sold by Knutsen NYK Offshore Tankers AS, the selling unitholder, and (c) options, warrants and rights to purchase Units (“Option Securities” and, together with the Units and the Debt Securities, the “Securities”). The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).

The Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the “Senior Indenture”) to be entered into between the Partnership and a trustee (the “Senior Trustee”), in substantially the form filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture (together with any supplemental indentures, the “Subordinated Indenture”) to be entered into between the Partnership and a trustee (the “Subordinated Trustee”), in substantially the form filed as an exhibit to the Registration Statement. The Senior Indenture and the Subordinated Indenture are hereinafter referred to each as an “Indenture” and together as the “Indentures”.

- 2 -	September 11, 2023

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of Senior Indenture and the form of Subordinated Indenture filed as exhibits to the Registration Statement, and (iii) such certificates, agreements, instruments, records and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and at the time hereof and at the time of issuance of any Securities proposed to be offered and sold pursuant thereto, will remain effective and comply with all applicable laws, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal, state and foreign securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vii) the applicable Indenture will be duly authorized, executed and delivered by the parties thereto, (viii) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ix) a definitive purchase agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto, (x) a definitive option agreement, warrant agreement, rights agreement or similar agreement with respect to the Option Securities (an “Option Security Agreement”) will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto, (xi) any Option Security Agreement will be governed by the laws of the State of New York, (xii) each person that will sign an Indenture or Option Security Agreement will have the legal capacity and authority to do so and (xiii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and issued or, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

(a)            with respect to the Debt Securities, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act, (ii) an appropriate Prospectus Supplement or term sheet with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Partnership has taken all necessary Partnership action to approve the issuance and terms of any such Debt Securities, (iv) the applicable Indenture has been duly authorized, executed and delivered by each party thereto in accordance with the laws applicable to each party thereto, (v) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership, (vi) any common units issuable upon the conversion of any such Debt Securities, if applicable, have been duly and validly authorized for issuance, and (vii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and the applicable purchase agreement, upon payment of the consideration for such Debt Securities as provided for in the applicable purchase agreement, such Debt Securities will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing; and

- 3 -	September 11, 2023

(b)            with respect to the applicable Option Security Agreement, when (i) an appropriate Prospectus Supplement or term sheet with respect to the Option Security Agreement and any Securities that may be issuable upon the conversion, exchange or exercise of any Option Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (ii) the Partnership has taken all necessary Partnership action to approve the execution and delivery of the applicable Option Security Agreement and the issuance and terms of any Option Securities and Securities that may be issuable upon the conversion, exchange or exercise of any such Option Securities, (iii) the applicable Option Security Agreement has been duly authorized, executed and delivered by each party thereto in accordance with the laws applicable to each party thereto, (iv) the terms of the Option Securities and any Securities that may be issuable upon the conversion, exchange or exercise of any Option Securities, and of their issuance have been duly established in conformity with the applicable Option Security Agreement, (v) the applicable Option Securities have been issued and sold as contemplated in the Registration Statement and in accordance with the applicable Option Security Agreement, upon payment of the consideration for such Option Securities as provided for therein, and (vi) any Securities issuable upon the conversion, exchange or exercise of any such Option Securities, if applicable, have been duly and validly authorized for issuance, or, if appropriate, reserved for issuance upon conversion, exchange or exercise, the applicable Option Security Agreement will constitute a valid and legally binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

We express no opinions concerning the validity or enforceability of any provisions contained in the Indentures or Option Security Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

- 4 -	September 11, 2023

The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America, each as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.